UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008
Allion Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17821	11-2962027

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1660 Walt Whitman Road, Suite 105, Melville, New York 11747

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (631) 547-6520
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amended and Restated Employment Agreements
          On December 31, 2008, Allion Healthcare, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (individually, an “Amended Employment Agreement,” and, collectively, the “Amended Employment Agreements”) with each of its named executive officers: Michael P. Moran, Chief Executive Officer, President and Chairman of the Board, Russell J. Fichera, Chief Financial Officer, Stephen A. Maggio, Director of Finance, Robert E. Fleckenstein, R.Ph., Vice President, Pharmacy Operations, and Anthony D. Luna, Vice President, HIV Sales (each, an “Executive”). The Amended Employment Agreements contain non-substantive revisions that were necessary for documentary compliance with Section 409A of the Internal Revenue Code (“Section 409A”), as well as changes to the form of certain severance and disability payments to provide for lump sum payments rather than installments, and certain changes to the “good reason” definition to bring it within the safe-harbor definition of such term as contained in the final regulations under Section 409A. The employment agreements as in effect prior to the amendment and restatement are referred to herein as the “Prior Employment Agreements.”
          Severance Payments. The Amended Employment Agreements continue to provide benefits and severance payments to the Executives in the event of the termination of their employment under certain conditions and do not increase the amounts payable to the Executives in connection with any such termination event. Under the Prior Employment Agreements, such severance payments would have been payable in equal installments over a one-year period, in the case of Messrs. Fleckenstein, Luna and Maggio, or in equal installments over the remainder of the current term of the agreement, in the case of Messrs. Moran and Fichera. Under the Amended Employment Agreements, the severance payments will be payable in a lump sum.
          Disability Payment. Under the Prior Employment Agreements, disability benefits would have been payable in equal installments over a maximum six-month period. Under the Amended Employment Agreement, the disability benefits will be payable in a lump sum.
          Good Reason Definition. Certain changes were made to the “good reason” definition to bring it within the safe-harbor definition of such term, as contained in the final regulations under Section 409A. In the case of Messrs. Moran and Fichera, these changes included removing the “good reason” trigger based on the occurrence of a change of control of the Company.
            The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Employment Agreements, which are attached hereto as Exhibits 10.1 — 10.5, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Allion Healthcare, Inc.

Exhibit No.	Description
and Michael P. Moran.

10.2	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Russell J. Fichera.

10.3	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Stephen A. Maggio.

10.4	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Robert E. Fleckenstein, R.Ph.

10.5	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Anthony D. Luna.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLION HEALTHCARE, INC.
/s/ Russell J. Fichera
By: Russell J. Fichera
It: Chief Financial Officer

Date: January 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Michael P. Moran.

10.2	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Russell J. Fichera.

10.3	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Stephen A. Maggio.

10.4	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Robert E. Fleckenstein, R.Ph.

10.5	Amended and Restated Employment Agreement between Allion Healthcare, Inc. and Anthony D. Luna.